                                                          Exhibit 21

               SUBSIDIARIES OF THE REGISTRANT

The companies listed below are direct or indirect subsidiaries of the Registrant. Their names and jurisdictions of incorporation are as follows:

                                                     State/Country of
                                                      Incorporation

Ardco, Inc.                                             Illinois
Cade Industries, Inc.                                   Wisconsin
Carmel Forge Inc.                                       Israel
Carrier Air Conditioning Pty. Limited                   Australia
Carrier Argentina S.A.                                  Argentina
Carrier Corporation                                     Delaware
Carrier Mexico S.A. de C.V.                             Mexico
Carrier S.A.                                            France
Carrier S.p.A.                                          Italy
Carrier Singapore (PTE) Limited                         Singapore
Carrier-Espana, SA                                      Spain
CEAM Srl                                                Italy
China Tianjin Otis Elevator Company, Ltd.               China
Daewoo Carrier Corporation                              South Korea
Eagle Services Asia Private Ltd.                        Singapore
Elevadores Otis Ltda.                                   Brazil
Empresas Carrier, S.A. De C.V.                          Mexico
Evans Lifts Limited                                     United Kingdom
Generale Frigorifique S.A.S. (G.F.F.)                   France
Great Lakes Turbines Corp.                              Michigan
Hamilton Sundstrand Corporation                         Delaware
Helicopter Support, Inc.                                Connecticut
Homogeneous Metals Inc.                                 New York
ICP International Holdings Inc.                         Cayman Islands
Johns Perry Lifts Holdings                              Cayman Islands
LG-Otis Elevator Company                                South Korea
Microtecnica S.P.A.                                     Italy
Milton Roy Company                                      Pennsylvania
Miraco Development Services & Trading Company, S.A.E.   Egypt
Nevada Bond Investment Corp. II                         Nevada
Nippon Otis Elevator Company                            Japan
Otis  [France]                                          France
Otis Elevator Company (H.K.) Limited                    Hong Kong
Otis Elevator Company [New Jersey]                      New Jersey
Otis Elevator Company Pty. Ltd.                         Australia
Otis G.m.b.H.                                           Germany
Otis Plc                                                United Kingdom
Otis S.p.A.                                             Italy
Pratt & Whitney Compressor Airfoils Holdings, Inc.      Delaware
Pratt & Whitney Canada Inc.                             Canada
Pratt & Whitney Engine Services, Inc.                   Delaware
Pratt & Whitney Export, Inc.                             Delaware
Pratt & Whitney Holdings LLC                            Cayman Islands

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                                                          Exhibit 21

               SUBSIDIARIES OF THE REGISTRANT

                                                     State/Country of
                                                      Incorporation

Profroid Industries S.A.                                France
Ratier Figeac S.A.                                      France
Sikorsky Aircraft Corporation                           Delaware
Sikorsky Export Corporation                             Delaware
Sikorsky International Operations, Inc.                 Delaware
Sphere Corporation                                      Wisconsin
Springer Carrier S.A.                                   Brazil
Sullair Corporation                                     Indiana
Sundstrand Pacific Acquiring PTE Ltd.                   Singapore
The Express Lift Company Limited                        United Kingdom
The Falk Corporation                                    Delaware
Turbine Airfoil Refurbishment Services, Inc.            Delaware
Turbine Overhaul Services PTE LTD                       Singapore
Turbo Power and Marine Systems, Inc.                    Delaware
Tyler Refrigeration Corporation                         Delaware
United Technologies Electronic Controls, Inc.           Delaware
UT Finance Corporation                                  Delaware
UT Insurance (Vermont), Inc.                            Vermont
United Technologies International Operations, Inc.      Delaware
Zardoya Otis, S.A.                                      Spain

Other subsidiaries of the Registrant have been omitted from this listing since, considered in the aggregate as a single subsidiary, they would not constitute a significant subsidiary.














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